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                                                                     EXHIBIT 5.1

                                 (205) 930-5108

                                  July 18, 1997

Capstone Capital Corporation
1000 Urban Center Drive, Suite 630
Birmingham, Alabama 35242

Ladies and Gentlemen:

                  We have acted as counsel to Capstone Capital Corporation, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on July 18, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of $500,168,750 of (i) debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (ii) shares of preferred stock of the Company, par value $0.001 per share (the "Preferred Stock"); (iii) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); and (iv) warrants to purchase shares of Preferred Stock, Common Stock or Debt Securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock, and Warrants are hereinafter referred to collectively as the "Securities."

                  This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").



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Capstone Capital Corporation
July 18, 1997
Page 2

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the form of each of the Securities, (ii) the Certificate of Incorporation of the Company as in effect on the date hereof;
(iii) the By-laws of the Company as in effect on the date hereof; and (iv) resolutions adopted by the Board of Directors of the Company (the "Board Resolutions") authorizing the Securities, the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by the Company and the representatives of the several underwriters to be named therein, the issuance and sale of the Securities and the proper officers of the Company to determine the final form and terms of the Securities. We have also examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite actions, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (iv) the Debt Securities, and any Warrants therefor, when issued, will have been authorized and approved by the Board of Directors of the Company;(v) the Preferred Stock, and any Warrants therefor, when issued, will be authorized pursuant to the Certificate of Incorporation of the Company, and the issuance thereof and the consideration to be received therefor, will have been authorized, determined and approved by the Board of Directors of the Company pursuant to the Maryland General Corporation Law; (vi) the Common Stock, and any Warrants therefor, when issued, will be authorized pursuant to the Certificate



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Capstone Capital Corporation
July 18, 1997
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of Incorporation of the Company, and the issuance thereof and the consideration to be received therefor, will have been authorized, determined and approved by the Board of Directors of the Company pursuant to the Maryland General Corporation Law; and (vii) any Debt Securities, Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of the Securities will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and will satisfy all conditions set forth in clause (iv), (v) and (vi) of this paragraph;

                  Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Debt Securities, when (i) the terms of the Debt Securities and of their issuance and sale have been duly established as contemplated by the Board Resolutions in conformity with the indentures relating to the Debt Securities (the "Indentures") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,
(ii) the Indentures have been duly authorized and validly executed and delivered by the Company to the trustees thereunder (the "Trustees"), (iii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Registration Statement has become effective under the Act, and (v) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, against receipt of adequate consideration therefor, (1) the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States and (2) if Common Stock is issuable upon conversion of any convertible Debt Securities, the Common Stock issuable upon conversion of such convertible Debt Securities will be validly issued, fully paid and nonassessable, assuming that the conversion of the convertible Debt Securities is in accordance with the terms of the Indenture relating thereto and that the Common Stock is issued for consideration at least equal to the par value thereof and otherwise in accordance with the Maryland General Corporation Law.



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Capstone Capital Corporation
July 18, 1997
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                  2. The shares of Preferred Stock have been duly authorized and when (i) the Registration Statement has become effective under the Act and (ii) the shares of Preferred Stock have been duly executed, countersigned, delivered and sold by the Company in the transactions contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and the consideration therefor has been received by the Company, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

                  3. The shares of Common Stock have been duly authorized and when (i) the Registration Statement has become effective under the Act and (ii) the shares of Common Stock have been duly executed, countersigned, delivered and sold by the Company in the transactions contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and the consideration therefor has been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                  4. The Company has authority pursuant to its Certificate of Incorporation to issue the Warrants to be registered under the Registration Statement. The shares of Common Stock, shares of Preferred Stock, and Debt Securities issuable upon exercise of the Warrants will have been duly and validly authorized (a) upon the adoption by the Board of Directors of a resolution in form and content as required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, and (c) with respect to such shares of Preferred Stock, upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland General Corporation Law of Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof. The shares of Common Stock, shares of Preferred Stock, and Debt Securities issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued, fully paid and nonassessable.

                  In rendering the opinions expressed herein, we have assumed without investigation that, with respect to each offer, issuance, sale, and delivery by the Company of Securities and each purchase by the purchasers thereof, (a) at the time thereof and at all times subsequent thereto, such offer, issuance, sale, delivery, and purchase did not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect; (b) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery or purchase, did not violate any fiduciary or other duty owed by them; (c) no event has taken place subsequent to any such offer, issuance, sale, delivery or purchase, or will take place which would cause any such offer, issuance, sale, delivery, or purchase, not to comply with any law, rule, regulation, order, judgement, decree,



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Capstone Capital Corporation
July 18, 1997
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or duty, or which would permit the Company or any other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery or purchase; (d) there was no misrepresentation, omission, or deceit by the Company, or any such other party, in connection with any such offer, issuance, sale, delivery or purchase; (e) each offer, issuance, sale, delivery or purchase is governed by the laws of the State of Maryland; (f) each other party to such offer, issuance, sale, delivery or purchase (1) had the power, authority, and the capacity to consummate such purchase, (2) duly authorized such purchase, and each such transaction, (3) has duly and validly taken all necessary corporate or other proceedings of the directors (or a committee of directors), stockholders, and all other bodies to authorize the purchase, and (4) has not violated or breached any term of the certificate of incorporation, bylaws or other governing documents by any such purchaser.

                  In connection with our opinion set forth in paragraph 1 hereof with respect to the Debt Securities, we are not rendering any opinion with respect to any provisions of the Debt Securities dealing with (a) choice of law,
(b) severability, (c) exculpation, (d) indemnification and contribution, (e) arbitration, (f) restriction of available remedies or attempts to establish a remedy, or (g) release of unmatured claims.

                  Members of our firm are admitted to the bar in the State of Alabama, and we do not express any opinion as to the laws of any other jurisdiction. In rendering this opinion with respect to Maryland law, we are relying on the opinion of Ballard Spahr Andrews & Ingersoll. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm appearing under the heading "Legal Matters" in the Registration Statement.

                                                  Very truly yours,

                                                  SIROTE & PERMUTT, P.C.

                                                  /s/ Sirote & Permutt, P.C.